Exhibit 10.44

EMPLOYEE CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND
ASSIGNMENT AGREEMENT
The Employee Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement (“Agreement”) is made and entered into this ___ day of ___________, by and between Post Holdings, Inc. (“Post”) and its United States-based wholly-owned subsidiaries (together, “the Company”) and ________________ (“Employee”) (collectively, “the Parties”).
WHEREAS, Employee acknowledges that in addition to the salary, wages and/or other benefits paid in connection with employment with Post or its applicable subsidiary (“Employer”), Employee has obtained or will obtain training and exposure to the Company’s industry and business by becoming familiar, to a greater or lesser extent, with Confidential Information and Trade Secrets, as defined herein; and
WHEREAS, Employee acknowledges that the Company has expended significant time and money on the development of customer goodwill and a sound business reputation, and that as part of Employee’s duties, Employee may develop and maintain, or may have developed and maintained, close working relationships with the Company’s customers; and
WHEREAS, during the term of Employee’s employment, Employee may discover or invent methods, products, processes, formulae or devices suitable for use by the Company and/or improvements to methods, products, procedures, formulae or devices used by the Company; produce literary, pictorial or graphic work on behalf of the Company and/or create words, names or symbols that may be adopted and used by the Company to identify its goods in commerce; and
WHEREAS, Employee acknowledges that any unauthorized use or disclosure of Confidential Information or Trade Secrets, or any violation of Employee’s obligations not to compete with the Company, or not to solicit the Company’s customers, prospective customers, or employees, would seriously harm the Company’s business and cause monetary loss that would be difficult, if not impossible, to measure,
NOW, THEREFORE, in consideration of the promises and mutual covenants and representations made in this Agreement, Employee acknowledges that he has had a reasonable opportunity to review this Agreement, to understand its terms and to consult with counsel of his choice.
WHEREFORE, the Parties hereby agree as follows:
1.Integration of the Whereas Clauses. The Whereas clauses set forth above are incorporated as terms of this Agreement and may be enforced and relied upon by the Parties.
2.Consideration. In exchange for agreeing to be bound by the terms of this Agreement, including the non-competition and non-solicitation provisions of this Agreement, the Company agrees to recognize Employee’s retirement from the Company as a “Retirement” under the terms of his outstanding awards issued under the Company’s long-term incentive plans.
3.Intellectual Property Ownership and Assignment.
A.Employee will promptly advise the Company, by means of a full written description, of any new methods, products, processes, formulae or devices, and of any modifications or improvements in methods, products, processes, formulae or devices (whether or not patentable), which Employee may discover or invent during Employee’s term of employment with the Company and/or while utilizing the Company’s equipment, supplies, facilities or Trade Secrets, as defined herein. For the purpose of this Agreement, employment shall include employment with any of the Company’s predecessors-in-interest.
B.Employee will at any time, upon request of the Company, execute an Application or Applications for Letters Patent, of the United States and foreign countries and for reissues thereof and additions thereto, and do all things necessary and convenient to secure valid and effective Letters Patent (unimpaired by public use or publication) for all inventions of the character defined in Section 3.A of this Agreement and made by Employee during the term of employment with the Company and/or while utilizing the Company’s equipment, supplies, facilities or Trade Secrets, as defined herein. Employee agrees to assign and hereby does assign, without consideration other than what is set forth in Section 3.C of this Agreement, the entire right, title and interest in and to said applications, inventions and patents to the Company, its successors or its assigns. The Parties acknowledge that all expenses attending such applications, assignments and patents shall be paid by the Company and that the application shall be prepared, filed and prosecuted by an attorney, or attorneys, selected by the Company.
C.The Company, upon issuance to it of a patent on an application executed by Employee at its request, will pay Employee a sum of One Hundred Dollars ($100.00) for each patentable idea so patented as additional compensation or bonus for Employee’s service in making the patented invention. The aforesaid payment shall be made upon the granting of the United States patent or if this is finally denied, the payment shall be made on a comparable foreign patent, and the Company shall make no additional payment for Applications made or patents issued by any nation other than the initial nation for which payment is made.
D.This Agreement applies to both sole and joint inventions and discoveries, and in the case of joint inventions or discoveries, the payment by way of bonus or compensation provided for in Section 3.C of the Agreement will be paid to each of the joint inventors.
E.All literary, pictorial or graphic work prepared by Employee during the term of Employee’s employment with the Company and/or while utilizing the Company’s equity, Confidential Information, intellectual property, supplies, facilities or Trade Secrets, as defined herein, shall be considered “works made for hire” for purposes of U.S. or foreign copyright law, and to the extent one or more particular works do not qualify as works made for hire, Employee agrees to assign and hereby does assign all rights, titles, and interests in and to such works and/or any associated copyrights to the Company. All concepts, ideas, copy, sketches, artwork, electronic files, software and other materials related to such work shall become the property of the Company. The Company shall have the right to obtain and hold in its own name, as author and owner, any copyrights, registrations and other proprietary rights which may be available with respect to such works.
F.Employee agrees to assign and hereby does assign all rights, titles and interests in any trademarks or words, phrases, symbols or designs, or any combination of words, phrases, symbols or designs that identifies and distinguishes the source of the Company’s goods from those of others, created by Employee during the term of Employee’s employment with the Company and/or while utilizing the Company’s Confidential Information, intellectual property, equipment, supplies, facilities or Trade Secrets, as defined herein. The Company shall have the right to obtain and hold in its own name any trademarks, registrations and other proprietary rights which may be available.
G.The obligations contained in Section 3 of this Agreement with respect to inventions, copyrights, and/or trademarks developed or created by Employee during the period of employment with the Company shall continue beyond the termination of employment and shall be binding upon Employee’s assigns, executors, administrators and other legal representatives.
H.Nothing in this Agreement shall apply to an invention that Employee developed entirely on his own time and without using the Company’s equipment, supplies, facilities or Trade Secrets, as defined herein, except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Employee for the Company.
4.Confidential Information and Trade Secrets.
A.Employee agrees that effective immediately, Employee shall hold the Trade Secrets and Confidential Information, as defined herein, in the strictest confidence, and shall not: (i) misappropriate Trade Secrets; (ii) divulge or convey any Confidential Information to any entity or individual, other than as required for the benefit of the Company in the performance of Employee’s employment duties, or (iii) use any Confidential Information or Trade Secrets for Employee’s own benefit or the benefit of any other entity or individual. Employee acknowledges that Employee’s obligations under Section 4 of this Agreement survive and remain enforceable after termination of Employee’s employment with the Company without restriction or limit as to time.
B.As used in this Agreement, “Confidential Information” includes, but is not limited to, the following as it pertains to the Company: customer and/or client lists, including existing and potential customer information; client preferences; client and consumer data; product information, including existing products or services, and any future or planned products or services; product designs, developments and discoveries, including production information; product testing results, engineering and product configuration calculations and information, product costing information, financing and pricing information; third party database information; projections; sales and marketing information, including reports, strategies, techniques, plans, contracts, contacts, sales volume, profitability information, credit histories; proprietary informational systems (i.e., the hardware and software systems utilized by the Company); information relating to computer hardware, software, programs, computer processes, computer programs and codes; technological data and technological prototypes; inventions; improvements, data, reports and manuals; pending projects and proposals; research and development strategies, confidential personnel information and pay administration information; company strategies, projections and future plans and any other information designated by the

Company as confidential and/or proprietary in nature. Confidential Information does not include information which has been made publicly available or placed in the public domain by means which do not violate the provisions of this Agreement.
C.As used in this Agreement, the term “Trade Secret” means, with respect to the Company, information including a formula, pattern, compilation, program, device, method, technique or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (ii) is the subject of some efforts that are reasonable under the circumstances to maintain its secrecy.
D.Employee acknowledges that the Confidential Information and Trade Secrets have been created, discovered or developed by, or have otherwise become known to the Company, or constitute information in which property rights have been assigned or otherwise conveyed to the Company and Employee specifically agrees and acknowledges that any and all Confidential Information or Trade Secrets that have been provided by the Company, are proprietary, unique and commercially sensitive in nature, represents in many instances advances in technology, and have been developed over time and reflect a substantial investment by the Company. Employee further acknowledges that the Trade Secrets that have or that will be provided by the Company are not a matter of public or general knowledge in the industry and that the Company derives economic value (actual or potential) from such information. Employee also acknowledges that the Company maintains secrecy concerning its Confidential Information and Trade Secrets and that, absent disclosure by the Company to Employee, Employee could not otherwise have readily ascertained by proper means, and/or have acquired knowledge of such Confidential Information or Trade Secrets.
E.Employee further agrees to maintain the confidence of any Confidential Information of third parties received as a result of employment with the Company in accordance with any obligations to such third parties or any policies established by the Company with respect to third parties.
F.Employee agrees that in the event of any threatened, intended or actual breach of this Agreement by Employee, the Company will suffer irreparable damage, the exact amount of which may be impossible to ascertain, and for that reason, Employee agrees that the Company shall be entitled to its reasonable attorneys’ fees (whether or not litigation is initiated), costs and remedies otherwise available to the Company in law or in equity.
G.Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

H.Employee acknowledges that the Company has taken reasonable measures to preserve the secrecy of Confidential Information and Trade Secrets, including, but not limited to, requiring Employee to execute this Agreement. Employee agrees that he will not, directly or indirectly, during or after his employment, disclose Confidential Information or Trade Secrets to any other person or entity or use said Confidential Information for Employee’s own benefit or for the benefit of another. If either Employee or Employer terminate the employment relationship, Employer shall be entitled to, and Employee will immediately deliver to Employer, all property of Employer including, but not limited to, corporate credits cards, keys, cell phones, laptops, flash sticks, hard drives and/or computers and any and all Confidential Information, including work in progress, originals and copies (in whatever form, whether hard copy or electronic).
I.Notwithstanding anything herein to the contrary, nothing in this Agreement shall (i) prohibit the Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the whistleblower rules promulgated by the Securities and Exchange Commission or under the Sarbanes-Oxley Act, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by the Employer or Company of any reporting described in clause (i).
5.Return of All Company Property and Information. Employee agrees that upon leaving the employ of the Company, either voluntarily or involuntarily, Employee will immediately surrender to the Company, without demand, all originals and copies of any documents, reports, notes, manuals, memoranda, blueprints, drawings, prototypes, records, photographs, or other items (whether maintained in tangible, documentary form, or in computer memory or other electronic format) in Employee’s possession or under Employee’s control that contain or reflect any Confidential Information or Trade Secrets. In addition, Employee shall promptly return all Company property, such as files, desktop or laptop computers, software, access cards, cellular telephones, personal digital assistants, wireless cards and pagers. Unless specifically authorized in writing, Employee understands that there is no authority to keep and/or retain any Confidential Information or Trade Secrets, either in original format or any copy, whether as a document or computer file format.
6.Expectation of Privacy. It is further understood that the Company has provided Employee access to computers (desktop or laptop), personal digital assistants, smartphones or voice mail for the purpose of enabling Employee to be more productive in the performance of Employee’s job-related duties. Employee has no expectation of privacy in such use and acknowledges the Company’s right to access any files, information or software maintained in such computers or personal digital assistants and to monitor such use including, but not limited to electronic mail, electronic messaging and/or telephone messages that are sent or received by Employee.
7.Authorization to Publish. Employee authorizes the Company and/or any of its subsidiaries or affiliates to publish Employee’s name, photographs of Employee and/or other similar material furnished by Employee until such time as Employee gives the Company written notice of revocation of such authorization. Employee agrees that such revocation shall not prevent the publication by the Company of any material prepared prior to revocation.
8.Non-Competition. Employee covenants and agrees that during his employment with the Company and for a period of one (1) year after the employment relationship ends (whether it ends voluntarily or involuntarily, with or without cause), Employee will not, whether alone or on behalf of anyone else, directly or indirectly, own, manage, control, participate in, consult with, render services for, or be employed by any person, entity, corporation, company or business (other than the Company), such that Employee is involved with: 1) the production, marketing, distribution or sale of consumer packaged food products and food service products; or 2) other products or services which the Company becomes engaged in, anywhere within North America; provided, however, that the foregoing will not prohibit serving as a non-management member of the board of directors for a public or private company.
9.Non-Solicitation. Employee covenants and agrees that during his employment with the Company and for a period of one (1) year after the employment relationship ends (whether it ends voluntarily or involuntarily, with or without cause), Employee will not, directly or indirectly, solicit, offer to provide, provide, sell or offer to sell any product or service that is similar to those which the Company sells or offers to sell to any customer or prospective customer of the Company.
10.Workforce Protection. Employee covenants and agrees that during his employment with the Company and for a period of one (1) year after the employment relationship ends (whether it ends voluntarily or involuntarily, with or without cause), Employee will not, directly or indirectly, solicit any of the Company’s employees for the purpose of hiring them or inducing them to leave their employment.
11.Stipulated Reasonableness and Survivability. Employee acknowledges that the nature of Employee’s position, the period of time necessary to fill Employee’s position in the event Employee’s employment is terminated, the period of time necessary to allow customers of Employer’s business to become familiar with Employee’s replacement in the event Employee’s employment is terminated, and the period of time necessary to decrease sufficiently the identification between the Company and Employee in the minds of the Company’s customers, requires the one (1) year restrictive covenants for the protection of the Company’s investment in its business. Employee further agrees the scope of the restrictions are reasonable and that restrictions contained in this Agreement shall apply no matter how the employment relationship ends and regardless of whether the termination is voluntary or involuntary. Employee further agrees that the restrictions contained in this Agreement shall survive the termination of employment.
12.Remedies. Employee acknowledges and agrees that a breach of this Agreement would cause irreparable harm to the Company and that such harm may not be compensable with monetary damages. If Employee violates this Agreement, the Company may, but shall not be required to, seek injunctive relief and/or any other remedy allowed at law, in equity, or under this Agreement. Any injunctive relief sought by the Company shall be in addition to and not in limitation of any monetary relief or other remedies or rights to which Employer is or may be entitled at law, in equity, or under this Agreement. In connection with any suit at law or in equity by the Company under this Agreement, the Company shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which Employee or any other entity or person has either directly or indirectly realized on its behalf or on behalf of another and/or may realize in connection with the violation which is the subject of the suit. In addition to the foregoing, the Company shall be entitled to collect from Employee any reasonable attorney’s fees and costs incurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement, as well as any attorney’s fees and costs for the collection of any judgments in the Company’s favor arising out of this Agreement. In the event that Employee breaches paragraphs 8, 9 or 10 of this Agreement, the restricted time period will be tolled for the period of the breach and the remaining restricted time period shall begin to run again when the breach has ceased.
13.Nonwaiver. The Company’s decision to refrain from enforcing a breach of any part of this Agreement (or the Company’s settlement of any claims for breach) will not prevent the Company from enforcing the Agreement as to any other breach of this Agreement that the Company discovers and shall not operate as a waiver against any future enforcement of any part of this Agreement, any other agreement with Employee or any other agreement with any other employee of the Company.
14.Assignment. This Agreement may be assigned by the Company without the Employee’s consent and, in the event of such an assignment, Employee shall honor his obligations hereunder to the Company’s assignee.
15.Representation of Employee. Employee represents and warrants to the Company that Employee is free to enter into this Agreement and has no agreement, commitment, arrangement or understanding to or with any party that prohibits, restrains or is in conflict with Employee’s acceptance of and/or performance of the duties of the position with the Company. Employee agrees to indemnify the Company and to hold it harmless against any and all liabilities or claims arising out of any misrepresentation in this paragraph.
16.Disclosure. Employee agrees fully and completely to reveal the terms of this Agreement to any future employer or potential employer of Employee and hereby authorizes Employee to make such disclosure.
17.Capacity and Scope. Other than as stated herein, Employee has been offered no oral or written promises, inducements, or representations concerning the subjects covered herein, and Employee executes this Agreement without reliance on any oral or written promises, inducements, or representations other than those set forth in this Agreement. Employee represents that he is of legal age, under no legal disability, has full legal authority to enter into this Agreement, and has had a reasonable and adequate opportunity to consult with independent counsel regarding the effect of this Agreement, the sufficiency of the consideration provided Employee hereunder, and the reasonableness of the restrictions set forth herein.

18.Entire Agreement. This Agreement contains all the promises, agreements, conditions, understandings, warranties and representations between Employee and the Company with respect to the subject matter contained in this Agreement, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the Parties with respect to such matters other than as set forth in this Agreement. This Agreement supersedes any previous agreements, oral or written, between the Company and Employee on the subjects described herein.
19.Divisibility/Severability. It is the intention of the parties to restrict Employee’s activities only to the extent necessary for the protection of the Company’s legitimate business interests. If any one or more of the promises contained in this Agreement shall for any reason be held to be excessively broad in any respect, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law. In the event any one or more of the provisions contained in this Agreement or any application shall be invalid or unenforceable in any respect, the validity, the legality and enforceability of the remaining provisions of this Agreement and any other application shall not in any way be affected or impaired.
20.Amendments and Assignments. Any amendment or change to this Agreement shall be reduced to writing and duly executed by Employee and the Company before the same shall become effective; provided, however, that this Agreement may be assigned by the Company without the consent of Employee. Employee may not assign the performance of Employee’s duties under this Agreement.
21.Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri determined without regard to its choice of law provisions. Nothing contained within this paragraph shall affect the Company’s right to bring any action or proceeding against Employee in any court of competent jurisdiction.
22.Third Party Representations. This Agreement shall not inure to the benefit of anyone other than Employee and the Company and its successors and assigns and no third party may bring any action to enforce any term contained in this Agreement and no third-party beneficiary rights are created by this Agreement.
23.Headings. The headings and other captions contained in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any portion of this Agreement.
24.Acknowledgements. Employee hereby acknowledges that Employee has read this Agreement and fully understands and accepts all of its terms of Employee’s own voluntary free will.

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Agreed:

COMPANY:

Date:

By:

EMPLOYEE:

Date:

By: